CATOOSA SENIOR VILLAGE, LP

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

                           CATOOSA SENIOR VILLAGE, LP


                                TABLE OF CONTENTS


                                                                           PAGE


Independent auditors' report                                                   1

Financial statements:

      Balance sheets                                                           2

      Statements of operations                                                 3

      Statements of changes in partners' equity (deficit)                      4

      Statements of cash flows                                                 5

      Notes to financial statements                                        6 - 7

Supplemental information:

      Schedule of certain expenses                                        9 - 10

                                     HA&W
              Certifield Public Accountants and Business Advisors


                          INDEPENDENT_AUDITORS' REPORT
                          ----------------------------




To the Partners
Catoosa Senior Village, LP

We have audited the accompanying balance sheets of CATOOSA SENIOR VILLAGE, LP (a limited partnership) as of December 31, 2003 and 2002, and the related statements of operations, changes in partners' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CATOOSA SENIOR VILLAGE, LP as of December 31, 2003 and 2002, and the results of its operations, its changes in partners' equity (deficit), and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

February 16, 2004







                          Habif, Arogeti & Wynne, LLP
 Glenridge Highland Two* 5565 Glenridge Connector * Suit Atlanta, Georgia 30342
                404.892.9651 * Fax 404.876.3913 * WWW.hawcpa.com


An Independent Member of Baker Tilly International* Certified Public Accountants

                           CATOOSA SENIOR VILLAGE, LP
                                 BALANCE SHEETS
                                  DECEMBER 31,

                                     ASSETS

                                                                                           2003                   2002
                                                                                      ---------------       ---------------

Property and equipment, at cost
----------------------
   Land                                                                                  $ 1,038,645           $   456,650
   Building                                                                                3,531,798                     0
   Equipment                                                                                 237,267                     0
   Construction in progress                                                                        0             3,326,051
                                                                                      ---------------             ---------
                                                                                           4,807,710             3,782,701
        Accumulated depreciation                                                             (50,277)                    0
                                                                                      ---------------       ---------------

                                                                                           4,757,433             3,782,701
                                                                                      ---------------       ---------------

Other assets
------------
   Cash, operating                                                                            22,872                22,244
   Cash, tax and insurance                                                                    23,041                     0
   Accounts receivable                                                                            19                     0
   Tenant security deposits                                                                   17,876                     0
   Prepaid expenses                                                                            6,339                     0
   Monitoring fee, net of accumulated amortization
        $627 and $0 for 2003 and 2002, respectively                                           27,573                     0
   Operating deficit reserve                                                                  86,731                     0
                                                                                      ---------------       ---------------

                                                                                             184,451                26,244
                                                                                      ---------------       ---------------

                                                                                         $ 4,941,884            $3,808,945
                                                                                      ===============       ===============

                   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
                   ------------------------------------------


Current liabilities
-------------------
   Accounts payable and accrued expenses                                                 $     3,634           $   146,662
   Other accounts                                                                                  0               288,262
   Construction loan payable                                                               2,382,000             1,649,667
   Prepaid rents                                                                               3,371                     0
   Tenant security deposits                                                                   17,876                     0
                                                                                      ---------------       ---------------

        Total current liabilities                                                          2,406,881             2,084,591
                                                                                      ---------------       ---------------

Long-term debt
--------------
   Due to developer                                                                          574,000                91,840
                                                                                      ---------------       ---------------

Partners' equity (deficit)                                                                 1,961,003             1,632,514
-------------------------                                                             ---------------       ---------------

                                                                                         $ 4,941,884            $3,808,945
                                                                                      ===============       ===============


                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                            STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                           2003                   2002
                                                                                      ---------------       ----------------

Income from rental operations
-----------------------------
   Gross rent potential                                                                   $   91,879        $            0
   Vacancies and rental concessions                                                           (2,943)                    0
   Other rental income                                                                            22                     0
                                                                                      ---------------       ----------------


Operating expenses
------------------
   Administrative and marketing                                                                2,072                     0
   Management fees                                                                             8,494                     0
   Repairs and maintenance                                                                    16,364                     0
   Utilities                                                                                   5,983                     0
   Real estate taxes                                                                           1,765                     0
   Insurance                                                                                   9,918                     0
   Administrative                                                                             33,045                     0
                                                                                      ---------------         --------------

                                                                                              76,921                     0
                                                                                      ---------------         --------------


        Net operating income                                                                  12,037                     0
                                                                                      ---------------         --------------


Other income (expenses)
-----------------------
   Interest income                                                                                49                     0
   Amortization                                                                                 (627)                    0
   Depreciation                                                                              (50,277)                    0
                                                                                      ---------------         -------------

                                                                                             (50,855)                    0
                                                                                      ---------------         -------------

        Net loss                                                                       $     (38,818)         $          0
                                                                                      ===============         =============


                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
               STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                            General                      Limited
                                                            Partners                     Partners               Total
                                                       --------------                   ------------          ------------


Partner's equity (deficit),
     December 31, 2002                                 $         0                      $   515,200           $   515,200




Contributions                                                   10                        1,117,304             1,117,314




Net income (loss)                                                0                                0                     0
                                                       --------------                   ------------          ------------




Partners' equity (deficit)
     December 31, 2002                                          10                        1,632,504             1,632,514




Contributions                                                    0                          367,307               367,307




Net income (loss)                                             (388)                         (38,430)              (38,818)
                                                       --------------                   ------------          ------------




Partners' equity (deficit)
     December 31, 2003                                 $      (378)                     $ 1,961,381           $ 1,961,003
                                                       ==============                   ============          ============

                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                             STATEMENT OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                           Increase (Decrease) In Cash

                                                                                           2003                   2002
                                                                                        ---------------       -------------
Cash flows from operating activities
   Net income (loss)                                                                    $    (38,818)         $          0
                                                                                        ---------------       -------------
        Adjustments to reconcile net income (loss) to
           net cash provided (used) by operating activities
              Amortization                                                                       627                     0
              Depreciation                                                                    50,277                     0
              Change in accounts receivable                                                      (19)                    0
              Change in prepaid expenses                                                      (6,339)                    0
              Change in accounts payable and accrued expenses                               (143,028)                    0
              Change in prepaid rent                                                           3,371                     0
              Change in other accruals                                                       288,262                     0
                                                                                        ---------------       -------------

                  Total adjustments                                                         (838,373)                    0
                                                                                        ---------------       -------------

                      Net cash provided (used) by operating activities                      (422,191)                    0
                                                                                        ---------------       -------------

Cash flow from investing activities
   Investment in rental property                                                          (1,025,009)           (2,794,884)
   Investment in monitoring fees                                                             (28,200)                    0
   Net (deposits) releases to/from tax and insurance escrow                                  (23,041)                    0
   Net (deposits) release to/from operating reserve                                          (86,731)                    0
                                                                                        ---------------       -------------

        Net cash provided (used) by investing activities                                  (1,162,981)           (2,766,981)
                                                                                        ---------------       -------------

Cash flows from financing activities
   Proceeds from issuance of construction loan                                               732,333             1,649,667
   Payment to developer                                                                      482,160                     0
   Capital contribution                                                                      367,307             1,117,314
                                                                                        ---------------       -------------

        Net cash provided (used) by financing activities                                   1,584,800             2,766,981
                                                                                        ---------------       -------------

              Net increase (decrease) in cash                                                 (3,372)              (27,903)

Cash, beginning of year                                                                       26,244                54,147
                                                                                        ---------------       -------------

              Cash, end of year                                                         $     22,872          $     26,244
                                                                                        ===============       =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

                                                                                           2003                   2002
                                                                                      ---------------       ---------------

Cash paid during the years for interest on mortgage                                   $            0       $             0



                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


Note A
Organization and Summary of Significant Accounting Policies
-----------------------------------------------------------

Catoosa Senior Village, LP (the Partnership) was organized as a limited partnership under the laws of the state of Georgia in 2001. The Partnership was formed to develop, construct, own, maintain and operate a low- and moderate-income apartment complex known as Catoosa Senior Village (the Project), a 60-unit rental project located in Calhoun, Georgia.

The following significant accounting policies have been followed in the preparation of the financial statements:

a. Basis of Accounting:
   --------------------

     The financial statements of the Partnership are prepared on the accrual basis of accounting and in accordance with generally accepted accounting principles.

b.   Tenant Rent Receivables:
     ------------------------

     Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management's determination that collection of the receivable is unlikely.

c.   Use of Estimates:
     -----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.   Rental Property:
     ----------------

     Property and equipment have been recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for buildings, 10 years for equipment and 15 years for land improvements.

     Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

e.   Income Taxes:
     -------------

     Income or loss of the Partnership is allocated .01% to the general partner and 99.99% to the limited partners. No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

                           CATOOSA SENIOR VILLAGE, LP
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


f.   Rental income:
     --------------

     Rental income is recognized for residential units as they accrue. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating `eases.

g.   Amortization:
     -------------

     Compliance monitoring fees are being amortized on the straight-line method of 15 years, which approximates the effective yield, over the life of the related loans.

Note B
Construction Loan Payable
-------------------------

Georgia Department of Community Affairs:

The Partnership secured a construction loan of $2,382,000 from the Georgia Department of Community Affairs for the purpose of funding the construction costs of the Project. The loan accrues interest at 0.00% per annum until the conversion date, the construction loan maturity date. If the construction loan is converted to a permanent loan when the interest rate will be 1% computed on basis of a 360-day year. The note is collateralized by a deed to secure debt on rental property.

Note C
Development Fees
----------------

The developer, an affiliate of the general partner of the Partnership, will receive a developer's fee of $574,000 for its services during the development and construction of the Project. The fee is to be paid in installments as defined in the development agreement. As of December 31, 2003 and 2002, $574,000 and $91,840, respectively, of this fee remained payable at year end. The developer's fee has been capitalized into the building basis.

Note D
Partnership Profits, Losses and Distributions
---------------------------------------------

Operating profits and losses are allocated 99.99% to the limited partners and ..01% to the general partner. Tax credits are to be allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

Note E
Commitments and Contingencies
-----------------------------

The Partnership's low-income housing credits are contingent on the Projects ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest. In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partner.

                            SUPPLEMENTAL INFORMATION

                           CATOOSA SENIOR VILLAGE, LP
                          SCHEDULES OF CERTAIN EXPENSES
                   FOR THE YEARS ENDED DECEMBER 2003 AND 2002

                                                                                           2003                    2002
                                                                                        ---------------   -----------------
Revenue
   Gross rental revenue                                                                 $    90,879       $              0
   Less: Vacancies                                                                           (2,943)                     0
   Less: Miscellaneous                                                                            0                      0
                                                                                        ---------------   ----------------

       Subtotal                                                                              88,936                      0

Vacancy percentage                                                                             3.20%                  0.00%

Tenant late fees                                                                                  0                      0
Tenant charges for damages                                                                        0                      0
Interest income                                                                                  49                      0
Miscellaneous income                                                                             22                      0
                                                                                        ---------------   ------------------

        Total revenue                                                                        89,007                      0
                                                                                        ---------------   ------------------

EXPENSES
   Advertising                                                                                2,072                      0
   Professional fees                                                                            275                      0
   Office expenses                                                                            3,557                      0
   Office furniture and equipment                                                             8,788                      0
   Other854                                                                                       0
   Payroll taxes                                                                              2,794                      0
   Telephone                                                                                  4,023                      0
   Travel                                                                                       468                      0
                                                                                        ---------------   ------------------

        General and administrative subtotal                                                  22,831                      0
                                                                                        ---------------   ------------------

Cable                                                                                            26                      0
Decorating/improvements                                                                       1,246                      0
Garbage and trash                                                                             1,218                      0
Electric                                                                                      3,650                      0
Insurance                                                                                     9,198                      0
Grounds                                                                                       3,049                      0
Maintenance                                                                                     814                      0
Payroll                                                                                       9,872                      0
Pest control                                                                                     33                      0
Security                                                                                        132                      0
Water and sewer                                                                               2,307                      0
Real estate taxes                                                                             1,765                      0
Manager payroll                                                                              12,286                      0
Management fee                                                                                8,494                      0
                                                                                        ---------------   ------------------

   Operating expenditure subtotal                                                            54,090                      0
                                                                                        ---------------   ------------------

        Total expenses                                                                       76,921                      0
                                                                                        ---------------   ------------------

   Net operating income                                                                 $    12,086       $              0
                                                                                        ===============   ==================

   Replacement reserve                                                                  $         0       $              0
                                                                                        ---------------   ------------------

   Income to service debt                                                               $    12,086       $              0
                                                                                         --------------        -------------

                   See auditors' report and accompanying notes

                           CATOOSA SENIOR VILLAGE, LP
                          SCHEDULES OF CERTAIN EXPENSES
                   FOR THE YEARS ENDED DECEMBER 2003 AND 2002

                                                                                           2003                    2002
                                                                                      -----------------      ---------------
Summary of Operating and Administrative Expenses
------------------------------------------------
    General and administrative                                                       $       22,831          $            0
                                                                                      -----------------      ---------------
    Utilities                                                                                 7,201                       0
                                                                                      -----------------      ---------------
    Payroll                                                                                  22,290                       0
                                                                                      -----------------      ---------------
    Maintenance                                                                               5,142                       0
                                                                                      -----------------      ---------------
    Management fees                                                                           8,494                       0
                                                                                      -----------------      ---------------
    Tax                                                                                       1,765                       0
                                                                                      -----------------      ---------------
    Insurance                                                                                 9,198                       0
                                                                                      -----------------      ---------------
        Total expenses                                                               $       76,921          $            0
                                                                                      =================      ===============
Revenue growth rate                                                                             NA%                     NA%
Expense growth                                                                                  NA%                     NA%
    Total number of units 60                      Per-unit replacement reserve       $            0          $            0
                                                                                      -----------------      ---------------





                                      -10-